SHAPEWAYS ENHANCES EXECUTIVE TEAM WITH THE ADDITION OF CHIEF OPERATING OFFICER

New York, NY, Monday, May 16, 2022 - Shapeways, Inc. (“Shapeways” or the “Company”), a leader in the large and fast-growing digital manufacturing industry, announced the appointment of Andrew Nied as chief operating officer of the Company, effective May 16, 2022. In this role, Nied reports to Shapeways’ Chief Executive Officer, Greg Kress, and is responsible for overseeing Shapeways’ operations and growth initiatives.

“We are very excited to welcome Andy to our team. He is a proven leader with extensive experience in operations, supply chain and logistics,” said Greg Kress, Shapeways’ Chief Executive Officer. “He brings an entrepreneurial spirit, backed by a proven track record of rapidly expanding and scaling global print businesses. Throughout his career he has built high performing teams, processes, and products while establishing structure and processes for future growth and needs. He has relevant skills and experience across all areas of operations, including leading businesses through massive growth in revenue, headcount, and footprint through creative strategies and implementing accountability. We are confident that Andy will be a valuable complement to our management team as we execute on our opportunity to capture and expand market share using our highly scalable digital manufacturing platform and software.”

“I am truly energized about the opportunity I see with Shapeways,” said Nied. “We have a tremendous product offering aimed at a growth market as we are increasingly seeing the shift towards the digitization of manufacturing. I look forward to working with the talented Shapeways team to advancing our strategy, and execute on our core competency of delivering low-volume, high-mix production at scale.”

Prior to joining the Company, Mr. Nied served as chief supply chain officer of Gooten, a print on demand platform, from September 2020 to May 2022. Previously, Mr. Nied served as senior executive director, business services and community relations at Bucknell University, from September 2020 to September 2021. Prior to that, Mr. Nied was chief supply chain officer at Mimeo, a print on demand and digital distribution company, from September 2016 to August 2019, and served in various finance and operations roles at Mimeo from 2000 to 2016. Mr. Nied is trained in Lean Six Sigma (Green Belt) and holds a B.S. in finance from the Lehigh University College of Business.

About Shapeways

Shapeways is a leader in the large and fast-growing digital manufacturing industry combining high quality, flexible on-demand manufacturing powered by purpose-built proprietary software which enables customers to rapidly transform digital designs into physical products, globally. Shapeways makes industrial-grade additive manufacturing accessible by fully digitizing the end-to-end manufacturing process, and by providing a broad range of solutions utilizing 11 additive manufacturing technologies and approximately 100 materials and finishes, with the ability to easily scale new innovation. To date, Shapeways has delivered over 23 million parts to 1 million customers in over 180 countries. To learn more, please visit https://www.shapeways.com.

Contact Information

Investor Relations
investors@shapeways.com

Media Relations
press@shapeways.com

Special Note Regarding Forward-Looking Statements

Certain statements included in this press release are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995.  Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding the Company's strategy, future operations, outlook, and prospects are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; failure to realize the anticipated benefits of acquisitions; ability to retain customers of acquired companies; the risk that Shapeways has a history of losses and may not achieve or maintain profitability in the future; the risk that the Company faces significant competition and expect to face increasing competition in many aspects ,; the risk that the digital manufacturing industry is a relatively new and emerging market and it is uncertain whether it will gain widespread acceptance; the risk that the Company's new and existing solutions and software do not achieve sufficient market acceptance; the loss of key personnel; the inability to timely and effectively scale our platform; and those factors discussed under the heading "Risk Factors" in Shapeways’ most recent Form 10-K, most recent Form 10-Q, and other documents Shapeways has filed, or will file, with the SEC. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know, or that the Company currently believes are immaterial, that could also cause actual results to differ from those contained in forward-looking statements. In addition, forward-looking statements reflect the Company's expectations, plans, or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon forward-looking statements.